EXHIBIT 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

American Battery Technology Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common stock, par value $0.001 per share	457	(c)	12,505,900	$0.96	$12,005,664	0.00015310	$1,838
	Total Offering Amount						$12,005,664		$1,838
	Total Fees Previously Paid								$—
	Total Fee Offsets								$—
	Net Fee Due								$1,838

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock on The Nasdaq Stock Market LLC on December 11, 2024, in accordance with Rule 457(c) of the Securities Act.